UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

          First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 Philadelphia Street, Indiana, PA	15701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2014, the Compensation & Human Resources Committee of First Commonwealth Financial Corporation (the “Company”) approved the payment of $47,913.95 to T. Michael Price, President and Chief Executive Officer of the Company, as reimbursement for costs incurred by Mr. Price in connection with his relocation from Johnstown, Pennsylvania, to Indiana, Pennsylvania. The relocation was at the request of the Company’s Board of Directors so that Mr. Price and his family would live in the community in which the Company maintains its corporate headquarters. The reimbursement covered selling costs for Mr. Price’s home in Johnstown, moving and storage expenses, closing costs for the purchase of a home in Indiana, and estimated taxes on the amount reimbursed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2014            FIRST COMMONWEALTH FINANCIAL CORPORATION
(Registrant)

By:     /s/ James R. Reske
James R. Reske
Executive Vice President and Chief Financial Officer